UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Convertible Loan Agreements with Yehuda Nir

On January 1, 2024, Koligo Therapeutics Inc. (“Koligo”), a subsidiary of Orgenesis Inc. (the “Company”), entered into a convertible loan extension agreement (the “Nir Extension Agreement”) to the convertible loan agreements with Yehuda Nir ( “Nir”), Koligo and the Company, which extended the maturity date of the convertible loans under their respective loan agreements (as described below) to December 31, 2026. The aggregate principal amount of the convertible loans outstanding was $771,484 with interest rates of 8% per annum (based on a 365-day year) and which were payable, along with the principal, on or before January 1, 2024. In consideration for the extensions, (i) the interest rate on such outstanding amount of such loans shall be compounded commencing on January 1, 2024, (ii) the outstanding amount of such loans including interest may be converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at $0.85 per share, at Nir’s discretion, and (iii) the Company agreed to issue a warrant to Nir for the right to purchase 840,000 shares of Common Stock, at an exercise price per share of $0.85 per share, which is exercisable at any time beginning on July 1, 2024 and ending on December 31, 2026 (the “Nir Warrant”).

The Nir Extension Agreement related to an 8% convertible loan dated March 27, 2023 of which $485,000 principal amount plus interest is outstanding, an 8% convertible loan dated July 26, 2023 of which $175,000 principal amount plus interest is outstanding, and an 8% convertible loan dated November 17, 2023 of which $75,000 principal amount plus interest is outstanding.

The foregoing summaries of the Nir Extension Agreement and the Nir Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the form of Nir Extension Agreement and the form of Nir Warrant attached as Exhibit 4.1 and Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Amendment to Loan Agreements with Aharon Lukach

On January 1, 2024, Orgenesis Ltd., a subsidiary of Orgenesis Inc. (the “Company”), entered into a loan extension agreement (the “Lukach Extension Agreement”) to the loan agreements with Aharon Lukach (“Lukach”) and the Company, which extended the maturity date of the loans under their respective loan agreements (as described below) to December 31, 2024. The aggregate principal amount of the loans outstanding is $331,099 with interest rates ranging from 0% to 8% per annum (based on a 365-day year) and which were payable, along with the principal, on or before January 1, 2024. In consideration for the extensions, (i) the interest rate on such outstanding amount of such loans shall be compounded commencing on January 1, 2024, (ii) the outstanding amount of such loans including interest may be converted into Common Stock, at $0.85 per share, at Lukach’s discretion, and (iii) the Company agreed to issue a warrant to Lukach for the right to purchase 360,000 shares of Common Stock, at an exercise price per share of $0.85 per share, which is exercisable at any time beginning on July 1, 2024 and ending on December 31, 2024 (the “Lukach Warrant”).

The Lukach Extension Agreement related to a 8% loan dated July 26, 2023 of which $175,000 principal amount plus interest is outstanding, a 0% loan dated October 1, 2023 of which $50,000 principal amount plus interest is outstanding, a 0% loan dated October 31, 2023 of which $50,000 principal amount plus interest is outstanding and a 0% loan dated November 17, 2023 of which $50,000 principal amount plus interest is outstanding.

The foregoing summaries of the Lukach Extension Agreement and the Lukach Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the form of Lukach Extension Agreement and the form of Lukach Warrant attached as Exhibit 4.2 and Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Each of the Nir Warrant and the Lukach Warrant and the shares of Common Stock issuable upon exercise of such warrants and the issuance of shares of Common Stock upon conversion of the outstanding loan amounts described in the Nir Extension Agreement and Lukach Extension Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and shall be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Nir Warrant, dated as of January 1, 2024
4.2	Form of Lukach Warrant, dated as of January 1, 2024
10.1	Loan Extension Agreement, dated as of January 1, 2024, by and between the Company and Yehuda Nir
10.2	Loan Extension Agreement, dated as of January 1, 2024, by and between the Company and Aharon Lukach
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 5, 2024	By:	/s/ Vered Caplan
Vered Caplan
Chief Executive Officer